Exhibit 99.1

3 Overlook Point Lincolnshire, IL 60069 USA T: +1 847 634 6700 F: +1 847 913 8766 www.zebra.com

Zebra Technologies Announces Third-Quarter 2016 Results

Lincolnshire, Ill., Nov. 15, 2016— Zebra Technologies Corporation (NASDAQ: ZBRA), a global leader in providing solutions and services that give enterprises real-time visibility into their operations, today announced results for the third quarter ended Oct. 1, 2016.

“We reported solid third-quarter results despite a challenging environment. Margin expansion and disciplined operating expense and working capital management enabled us to pay down $90 million of debt,” said Anders Gustafsson, CEO of Zebra Technologies. “In addition, we completed the sale of our wireless LAN business, which enables Zebra to enhance our focus on our core business while improving our growth profile. Our teams are focused on extending our leadership position in the markets we serve. We expect to finish the year in a strong position as we advance our strategic priorities and deliver innovative solutions to our customers, which allow them to improve visibility into their operations.”

$ in millions, except per share amounts	3Q16	3Q15	Change
Select reported measures:
Net sales	$904	$916	(1.3)%
Gross profit	$414	$414	0.0%
Gross margin	45.8%	45.2%	60 bps
Net loss	$(83)	$(29)	186.2%
Reported loss per share	$(1.61)	$(0.57)	182.5%

Select non-GAAP measures:
Adjusted net sales	$906	$919	(1.4)%
Adj. net sales decline – constant currency			(0.3)%
Adjusted gross profit	$416	$417	(0.6)%
Adjusted gross margin	45.9%	45.4%	50 bps
Adjusted EBITDA	$169	$159	6.3%
Adjusted EBITDA margin	18.7%	17.3%	140 bps
Non-GAAP net income	$75	$72	4.2%
Non-GAAP earnings per diluted share	$1.43	$1.39	2.9%

Note: Non-GAAP measures exclude certain items on a tax-effected basis. Refer to the tables included in this press release for reconciliations of GAAP to non-GAAP financial results.

Reported Financial Results

Net sales for the three months ended Oct. 1, 2016, were $904 million, compared with $916 million for the third quarter of 2015. The net loss for the third quarter of 2016 was $83 million, or $1.61 per share, compared with $29 million, or $0.57 per share, for the third quarter of 2015.

Non-GAAP Financial Results

Adjusted net sales were $906 million, compared to $919 million in the third quarter of 2015; and adjusted gross margin was 45.9% in the third quarter of 2016 compared to 45.4% in the third quarter of 2015. Both adjusted net sales and gross margin exclude the impact of purchase accounting adjustments in 2016 and 2015.

Operating expenses for the third quarter of 2016 were $438 million compared to $389 million in the prior year’s third quarter. Acquisition and integration and exit and restructuring costs were $35 million, an $8 million decrease from the prior year period. Amortization of intangible assets was $59 million in the third quarter of both 2016 and 2015. Operating expenses for the third quarter of 2016 also included non-cash impairment charges of $62 million related to goodwill and other intangibles. Adjusted (non-GAAP) metrics exclude these specific operating expense items.

Additionally, other net expense for the third quarter of 2016 includes a $5 million charge related to the impairment of one of the company’s long-term investments, which is excluded from adjusted (non-GAAP) metrics.

Non-GAAP net income was $75 million, or $1.43 per diluted share, compared with $72 million, or $1.39 per diluted share, for the third quarter of 2015.

Discussion and Analysis

Adjusted net sales in the Enterprise segment were $605 million, consistent with the third quarter of 2015. Legacy Zebra segment net sales were $301 million compared to $314 million in the third quarter of 2015. On a constant currency basis, and excluding the purchase accounting adjustments, third quarter year-over-year adjusted net sales declined 0.3%, with the Enterprise segment growing approximately 1%, and the Legacy Zebra segment declining by approximately 3%.

Adjusted gross margin for the quarter was 45.9%, compared to 45.4% in the prior year period, reflecting lower product and services costs, which was partially offset by a primarily one-time price concession to distributors of printer products imported into China.

Adjusted EBITDA for the third quarter of 2016 was $169 million, or 18.7% of adjusted net sales compared to $159 million, or 17.3% of adjusted net sales for the third quarter of 2015, primarily due to higher gross margin and lower selling and marketing and research and development expenses.

Balance Sheet and Cash Flow

As of Oct. 1, 2016, the company had cash of $163 million and total long term debt of $2.8 billion.

For the first nine months of 2016, the company made $121 million in scheduled cash interest payments and $235 million in term loan principal payments.

For the first nine months of 2016, the company generated $245 million of cash flow from operations and incurred capital expenditures of $49 million.

Outlook

The company expects fourth quarter 2016 adjusted net sales to decline approximately (4)% to (1)% from adjusted net sales of $954 million in the fourth quarter of 2015. This expectation reflects year-over-year decline of (3)% to 0% on a constant currency basis. It also reflects an approximate 3 percentage point negative impact from the October 2016 divestiture of the wireless LAN business.

Adjusted EBITDA margin is expected to be in the range of 19% to 20% for the fourth quarter 2016. Non-GAAP earnings are expected to be in the range of $1.65 to $1.85 per share, assuming an effective tax rate of approximately 26%.

Additionally, the company is on track to pay down $300 million of debt principal in 2016, excluding the financial impact from the sale of its WLAN business. Net proceeds from the sale will be used to pay down debt.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the third quarter of 2016. The conference call will be held at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) today. To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

Forward-Looking Statements

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions, including the Enterprise business, could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K.

About Zebra

With the unparalleled visibility Zebra (NASDAQ: ZBRA) provides, enterprises become as smart and connected as the world we live in. Real-time information – gleaned from visionary solutions including hardware, software and services – give organizations the competitive edge they need to simplify operations, know more about their businesses and customers, and empower their mobile workers to succeed in today’s data-centric world. For more information, visit www.zebra.com or sign up for our news alerts. Follow us on LinkedIn, Twitter and Facebook.

Use of Non-GAAP Financial Information

This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales”, “adjusted gross profit”, “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income” and “Non-GAAP earnings per share” in addition to measure our operating performance. Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present Non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Reconciliations of net sales to adjusted net sales, gross profit to adjusted gross profit, operating income to EBITDA, EBITDA to Adjusted EBITDA, and GAAP net income to Non-GAAP net income are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Contacts

Investors:	Media:
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Director, Global Public Relations
Phone: + 1 847 793 6707	Phone: + 1 847 370 2317
msteele@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions)

	October 1, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$163	$192
Accounts receivable, net	599	671
Inventories, net	345	397
Prepaid expenses and other current assets	90	74
Assets held for sale	68	—

Total Current assets	$1,265	$1,334

Property and equipment, net	292	298
Goodwill	2,460	2,490
Other intangibles, net	533	757
Long-term deferred income taxes	83	70
Other long-term assets	65	91

Total Assets	$4,698	$5,040

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$360	$289
Accrued liabilities	347	367
Deferred revenue	204	197
Income taxes payable	—	42
Liabilities held for sale	21	—

Total Current liabilities	$932	$895
Long-term debt	2,788	3,012
Long-term deferred revenue	101	125
Other long-term liabilities	129	115

Total Liabilities	$3,950	$4,147

Stockholders’ Equity:
Preferred stock
Class A common stock	1	1
Additional paid-in capital	199	194
Treasury stock	(614)	(631)
Retained earnings	1,223	1,377
Accumulated other comprehensive loss	(61)	(48)

Total Stockholders’ Equity	748	893

Total Liabilities and Stockholders’ Equity	$4,698	$5,040

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net sales
Net sales of tangible products	$772	$788	$2,241	$2,305
Revenue from services and software	132	128	391	394

Total net sales	904	916	2,632	2,699

Cost of sales
Cost of sales of tangible products	402	403	1,164	1,196
Cost of services and software	88	99	258	287

Total cost of sales	490	502	1,422	1,483

Gross profit	414	414	1,210	1,216

Operating expenses:
Selling and marketing	112	120	337	367
Research and development	96	100	284	296
General and administrative	74	67	225	203
Amortization of intangible assets	59	59	178	190
Acquisition and integration costs	28	37	98	94
Impairment of goodwill and other intangibles	62	—	62	—
Exit and restructuring costs	7	6	17	35

Total operating expenses	438	389	1,201	1,185

Operating (loss) income	(24)	25	9	31

Other (expense) income:
Foreign exchange (loss) income	(1)	(5)	(4)	(21)
Interest expense and other, net	(46)	(46)	(145)	(145)
Other, net	(6)	1	(9)	(1)

Total other (expenses)	(53)	(50)	(158)	(167)

(Loss) income from continuing operations before income taxes	(77)	(25)	(149)	(136)
Income tax expense (benefit)	6	4	5	(5)

Net (loss) income	$(83)	$(29)	$(154)	$(131)

Basic (loss) earnings per share	$(1.61)	$(0.57)	$(2.99)	$(2.56)
Diluted (loss) earnings per share	$(1.61)	$(0.57)	$(2.99)	$(2.56)

Basic weighted average shares outstanding	51,690	51,152	51,499	50,926
Diluted weighted average and equivalent shares outstanding	51,690	51,152	51,499	50,926

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(Amounts in millions)

(Unaudited)

	Three months ended		Nine months ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net (loss) income	$(83)	$(29)	$(154)	$(131)

Unrealized gain (loss) on anticipated sales hedging transactions, net of tax	(1)	(2)	(5)	(5)
Unrealized (loss) gain on forward interest rate swaps hedging transactions, net of tax	3	(6)	(7)	(10)
Foreign currency translation adjustment	—	(12)	(1)	(22)

Comprehensive (loss) income	$(81)	$(49)	$(167)	$(168)

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	October 1, 2016	October 3, 2015
Cash flows from operating activities:
Net (loss) income	$(154)	$(131)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	234	240
Impairment of goodwill, intangibles and other assets	67	—
Amortization of debt issuance cost and discount	16	13
Share-based compensation	20	25
Excess tax benefit from share-based compensation	(2)	(11)
Deferred income taxes	(4)	(38)
Unrealized (gain) loss on forward interest rate swaps	(2)	(3)
All other, net	5	12
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable, net	46	41
Inventories, net	38	(26)
Other assets	20	(33)
Accounts payable	63	8
Accrued liabilities	(23)	2
Deferred revenue	(2)	8
Income taxes	(69)	13
Other operating activities	(8)	(4)

Net cash provided by operating activities	245	116

Cash flows from investing activities:
Purchases of property and equipment	(49)	(87)
Acquisition of businesses, net of cash acquired	—	(52)
Proceeds from sale of long-term investments	—	3
Purchases of long-term investments	(1)	—
Purchases of investments and marketable securities	—	(1)
Proceeds from sales of investments and marketable securities	—	25

Net cash used in investing activities	(50)	(112)

Cash flows from financing activities:
Payment of debt	(303)	(130)
Proceeds from issuance of long-term debt	68	—
Proceeds from exercise of stock options and stock purchase plan purchases	8	14
Taxes paid related to net share settlement of equity awards	(6)	(13)
Excess tax benefit from share-based compensation	2	11

Net cash (used in) provided by financing activities	(231)	(118)

Effect of exchange rate changes on cash	7	(22)

Net (decrease) increase in cash and cash equivalents	(29)	(136)
Cash and cash equivalents at beginning of period	192	394

Cash and cash equivalents at end of period	$163	$258

Supplemental disclosures of cash flow information:
Income taxes paid, net	70	32
Interest paid	121	118

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SALES INFORMATION

(Amounts in millions)

(Unaudited)

REPORTED NET SALES BY PRODUCT CATEGORY

	Three Months Ended
	October 1, 2016	October 3, 2015	Percent Change	Percent of Net Sales 2016	Percent of Net Sales 2015
Product category
Hardware	$700	$718	-2.5	77.4	78.4
Supplies	72	69	4.3	8.0	7.5
Service and software	132	129	2.3	14.6	14.1

Total Net sales	$904	$916	-1.3	100.0	100.0

	Nine Months Ended
	October 1, 2016	October 3, 2015	Percent Change	Percent of Net Sales 2016	Percent of Net Sales 2015
Product category
Hardware	$2,031	$2,101	-3.3	77.2	77.8
Supplies	210	203	3.4	8.0	7.5
Service and software	391	395	-1.0	14.9	14.6

Total net sales	$2,632	$2,699	-2.5	100.0	100.0

REPORTED NET SALES BY GEOGRAPHIC REGION

	Three Months Ended
	October 1, 2016	October 3, 2015	Percent Change	Percent of Net Sales 2016	Percent of Net Sales 2015
Geographic region
Europe, Middle East and Africa	$282	$276	2.2	31.2	30.1
Latin America	54	56	-3.6	6.0	6.1
Asia-Pacific	122	121	0.8	13.5	13.2

Total International	458	453	1.1	50.7	49.5
North America	446	463	-3.7	49.3	50.5

Total Net sales	$904	$916	-1.3	100.0	100.0

	Nine Months Ended
	October 1, 2016	October 3, 2015	Percent Change	Percent of Net Sales 2016	Percent of Net Sales 2015
Geographic region
Europe, Middle East and Africa	$839	$870	-3.6	31.9	32.2
Latin America	153	164	-6.7	5.8	6.1
Asia-Pacific	365	345	5.8	13.9	12.8

Total International	1,357	1,379	-1.6	51.6	51.1
North America	1,275	1,320	-3.4	48.4	48.9

Total net sales	$2,632	$2,699	-2.5	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(Amounts in millions, except share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net (loss) income	$(83)	$(29)	$(154)	$(131)

Income tax expense (benefit)	6	4	5	(6)
Share-based compensation	9	9	21	26
Acquisition and integration costs	28	37	98	94
Exit and restructuring costs	7	6	17	35
Impairment of goodwill and other intangibles	62	—	62	—
Investment loss/ (income)	5	—	5	(1)
Purchase accounting adjustments	2	4	8	16
Foreign exchange loss (income)	1	5	4	21
Amortization of intangible assets	59	59	178	190
Amortization of debt issuance cost and discount	5	3	16	13
Forward interest rate swaps (income) expense	—	(3)	(2)	(3)
Tax effects	(26)	(21)	(67)	(57)

Total adjustments	158	101	345	329

Non-GAAP net income	$75	$72	$191	$198

GAAP (loss) earnings per share
Basic	$(1.61)	$(0.57)	$(2.99)	$(2.56)

Diluted	$(1.61)	$(0.57)	$(2.99)	$(2.56)

Non-GAAP earnings per share
Basic	$1.45	$1.42	$3.71	$3.89

Diluted	$1.43	$1.39	$3.66	$3.80

Basic weighted average shares outstanding	51,690	51,151	51,499	50,926
Diluted weighted average and equivalent shares outstanding	52,305	52,255	52,140	52,088

NOTE: Amounts may not foot due to rounding.

A reconciliation of Non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available without unreasonable effort. We are unable to predict with reasonable certainty the outcome of charges associated with acquisitions and divestitures, impairment of long-lived assets, and other unusual gains and losses.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(Amounts in millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
EBITDA Reconciliation	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015

Operating (loss) income	$(24)	$25	$9	$31

Depreciation	21	20	56	51
Amortization of intangible assets	59	59	178	190

EBITDA (non-GAAP)	$56	$104	$243	$272

Acquisition and integration costs	28	37	98	94
Purchase accounting adjustments	2	4	8	16
Exit and restructuring costs	7	6	17	35
Impairment of Goodwill, Acquired Intangibles and Other Assets	62	—	62	—
Investment loss/ (income)	5	—	5	(1)
Share-based compensation	9	9	21	26

Adjusted EBITDA (non-GAAP)	$169	$159	$454	$443

Adjusted EBITDA % of non-GAAP Sales	18.7%	17.3%	17.2%	16.3%

NOTE: Amounts may not foot due to rounding.

A reconciliation of Non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available without unreasonable effort. We are unable to predict with reasonable certainty the outcome of charges associated with acquisitions and divestitures, impairment of long-lived assets, and other unusual gains and losses.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(Amounts in millions)

(Unaudited)

ADJUSTED NET SALES DECLINE

Three Months Ended October 1, 2016

Reported net sales decline	(1.3)%
Purchase accounting adjustments	(0.1)%
Exclusion of foreign currency translation impact	1.1%

Adjusted net sales decline in constant currency	(0.3)%

Nine Months Ended October 1, 2016

Reported net sales decline	(2.5)%
Purchase accounting adjustments	(0.2)%
Exclusion of foreign currency translation impact	1.3%

Adjusted net sales decline in constant currency	(1.4)%

ADJUSTED NET SALES BY SEGMENT

	Three Months Ended
	October 1, 2016	October 3, 2015	Percent Change
Legacy Zebra	$301	$314	-4.1
Enterprise	605	605	0.0

Adjusted net sales	$906	$919	-1.4
Purchase accounting adjustments	(2)	(3)

Reported net sales	$904	$916	-1.3

	Nine Months Ended
	October 1, 2016	October 3, 2015	Percent Change
Legacy Zebra	$920	$966	-4.8
Enterprise	1,720	1,746	-1.5

Adjusted net sales	$2,640	$2,712	-2.7
Purchase accounting adjustments	(8)	(13)

Reported net sales	$2,632	$2,699	-2.5

A reconciliation of Non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available without unreasonable effort. We are unable to predict with reasonable certainty the outcome of charges associated with acquisitions and divestitures, impairment of long-lived assets, and other unusual gains and losses.